EXHIBIT 32

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Certifications of Chief Executive Officer and Chief Financial Officer

In connection with the quarterly report on Form 10-QSB of Pro-Dex Inc. (the "Company") for the quarterly period ended September 30, 2003 (the "Report"), the undersigned hereby certify in their capacities as Chief Executive Officer and Chief Financial Officer of the Company, respectively, pursuant to 18 U.S.C. Section1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.   The Report fully complies with the requirements of Section 13(a) or Section 15(d), of the Securities Exchange Act of 1934, as amended; and

2.   The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 10, 2003	By: /s/ PATRICK L. JOHNSON Patrick L. Johnson Chief Executive Officer and President

Dated: November 10, 2003	By: /s/ JEFFREY J. RITCHEY
Jeffrey J. Ritchey Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.